News Release
--------------------------------------------------------------------------------
FOR RELEASE FRIDAY, OCTOBER 21, 2005

                   AT&T Announces Third-Quarter 2005 Earnings

     o  Third-quarter earnings per diluted share of $0.64

     o  Consolidated revenue of $6.6 billion

     o  Operating income of $955 million

     o  Third-quarter cash from operating activities of $1.4 billion

     o  Increased full-year 2005 revenue and operating margin guidance

BEDMINSTER, N.J. -- AT&T (NYSE: T) today reported net income of $520 million, or earnings per diluted share of $0.64, for the third quarter of 2005. This result includes a previously announced pretax charge of $92 million, or $0.06 per diluted share, related to the company's aircraft lease investments. AT&T's current-quarter net income compares to a net loss of $7.1 billion, or a loss per share of $8.99, in the third quarter of 2004, which included a pretax asset impairment charge of $11.4 billion, or $8.86 per share, and pretax restructuring and other charges of $1.1 billion, or $0.84 per share. Third quarter of 2004 also included a pretax charge of $46 million, or $0.04 per share, related to the company's aircraft lease investments.

"AT&T's solid third quarter results demonstrate the successful execution of our strategies across both our consumer and business portfolios," said AT&T Chairman and Chief Executive Officer David W. Dorman. "We've expanded our margins in the consumer and small business markets as we wind down these businesses, and our enterprise portfolio has benefited from significant cost structure improvement, revenue and volume growth in IP and enhanced services and share expansion in other product lines."

AT&T reported third-quarter 2005 consolidated revenue of $6.6 billion, which includes $5.1 billion from AT&T Business and $1.5 billion from AT&T Consumer. Consolidated revenue declined 13.3 percent versus the third quarter of 2004, primarily due to continued declines in long distance (LD) voice and data revenue.

The company reported consolidated operating income of $1.0 billion in the third quarter of 2005, for a margin of 14.4 percent. This compares to a consolidated operating loss of $11.3 billion in the prior-year third quarter. Excluding asset impairment and net restructuring and other charges of $12.5 billion, operating income in the third quarter of 2004 was $1.1 billion, for an operating margin of
15.0 percent. The company noted that ongoing efforts to reduce costs and improve productivity have helped reduce the rate of operating income decline, notwithstanding the ongoing revenue declines.

PAGE>

AT&T UNIT HIGHLIGHTS

AT&T Business

     o Revenue was $5.1 billion, a decline of 9.5 percent from the prior-year third quarter, primarily driven by ongoing pricing pressure in traditional voice and data services and volume weakness in data services. Continued year-over-year growth in IP&E services favorably impacted revenue.

     o Long distance voice revenue decreased 12.7 percent from the prior-year third quarter. Ongoing pricing pressure led to revenue declines, despite an approximate 10 percent increase in volumes, as growth in wholesale more than offset the decline in retail volumes.

     o Data revenue declined 11.1 percent from the prior-year third quarter as a result of continued pricing pressure and lower volumes, including the impact of technology migration. Data revenue was also negatively impacted by approximately 1.5 percentage points due to higher customer disconnects of prepaid network capacity in the prior year third quarter.

     o Local voice revenue declined 19.7 percent from the prior-year third quarter, reflecting lower payphone-related revenue as a result of the sale of the company's National Public Markets business. The decline also reflects the company's ongoing strategy of selectively approaching the small business market, placing a greater focus on profitability than overall market share.

     o IP&E-services revenue increased 7.3 percent over the prior-year third quarter, led by growth in next-generation networking services such as Enhanced Virtual Private Network (E-VPN) and IP-enabled frame relay services, partially offset by declines in mature products such as Managed Internet Access and Virtual Private Networks.

     o Operating income totaled $513 million for the third quarter of 2005, yielding an operating margin of 10.0 percent. This compares to an operating loss of $11.1 billion in the prior-year third quarter. Excluding asset impairment and net restructuring and other charges of $11.9 billion, operating income in the third quarter of 2004 was $764 million, for an operating margin of 13.5 percent. The decline in operating income in the third quarter of 2005 reflects decreased long distance voice and data services revenue, partially offset by a reduction in operating expenses due to cost controls.

     o Capital expenditures were $344 million as AT&T Business continues to upgrade its network and integrate its systems to further rationalize the company's cost structure, improve the customer experience and support growth in next-generation products and services.

     o During the quarter, a number of sizable customer wins and contract extensions were signed with such leading companies as Wal-Mart, Northrop Grumman Corporation, Sony Electronics, Enterprise Rent-A-Car and Panasonic, among many others.

     o In addition to numerous other industry accolades received during the quarter, AT&T received the Frost & Sullivan Award for "Product Line Strategy" in managed telecom services, recognizing the company's comprehensive suite of managed services for enterprise customers. Additionally, AT&T received the Frost & Sullivan Award for "Ethernet Market Leadership."


AT&T Consumer

     o    Revenue  was $1.5  billion,  a  decline  of 24.3  percent  versus  the prior-year third quarter, largely driven by a decline in standalone long distance revenue due to volume declines associated with competitive customer losses and the continued impact of wireless and Internet substitution, partially offset by targeted price increases. In addition, the revenue decline was impacted by decreased bundled revenue.

     o    Operating income totaled $541 million, yielding an operating margin of
          36.1 percent. This compares to operating income of $281 million in the prior-year third quarter. Excluding asset impairment and net restructuring and other charges of $188 million, operating income in the third quarter of 2004 was $469 million, for an operating margin of
          23.7 percent.

     o The year-over-year increase in operating income and margin reflects a substantial decrease in operating expenses, primarily attributable to the strategic decision to discontinue marketing to residential local and standalone long distance customers.


     OTHER CONSOLIDATED FINANCIAL HIGHLIGHTS

     o Given the trends experienced throughout the first three quarters of 2005, AT&T now expects consolidated revenue for the full year to be at or above $26.5 billion, approximately $500 million above the high-end of the revenue guidance range set at the beginning of the year. The company also expects its consolidated operating margin percentage for 2005, excluding restructuring and merger-related transaction costs, to be in the low teens, outpacing prior expectations.

     o    The following items were included in the third quarter results:

          o a previously mentioned pretax charge of $92 million, or $0.06 per diluted share, in the third quarter of 2005 and a pretax charge of $46 million, of $0.04 per diluted share, in the third quarter of 2004, related to the company's investment in aircraft leveraged leases;

          o transaction costs of $20 million, or $0.02 per diluted share, in the third quarter of 2005, related to AT&T's pending merger with SBC Communications, which we expect to close by the end of 2005; and

     o a $41 million pretax benefit, or $0.03 per diluted share, in the third quarter of 2005, from insurance proceeds related to business losses sustained during 2001.

     o Free cash flow was $1.0 billion for the quarter. Free cash flow is defined as cash flows provided by operating activities of $1.4 billion less cash used for capital expenditures and other additions of $0.4 billion.

     o AT&T ended the quarter with net debt of $4.7 billion. Net debt is defined as total debt of $7.7 billion less cash of $2.8 billion and net foreign debt fluctuations of $0.1 billion.

     o    Consolidated capital expenditures for the quarter were $349 million.

DEFINITIONS and NOTES
AT&T Business
LD Voice - includes all of AT&T's domestic and international LD revenue, including Intralata toll when purchased as part of an LD calling plan.

Local Voice - includes all local calling and feature revenue, Intralata toll when purchased as part of a local calling plan, as well as Inter-carrier local revenue.

Data Services- includes bandwidth services (dedicated private line services through high-capacity optical transport), frame relay and asynchronous transfer mode (ATM) revenue for LD and local, as well as revenue for managed data services.

Internet Protocol & Enhanced Services (IP&E-services) - includes all services that ride on the IP common backbone or that use IP technology, including managed IP services, as well as application services (e.g., hosting, security).

Outsourcing, Professional Services & Other - includes complex bundled solutions primarily in the wide area/local area network space, AT&T's professional services revenue associated with the company's federal government customers, as well as all other Business Services revenue (and eliminations) not previously defined.

Data,  IP&E-Services  -  Percent  Managed -  managed  services  refers to AT&T's
management  of  a  client's  network  or  network  and  applications   including
applications that extend to the customer premise equipment.

Data, IP&E-Services - Percent International - a data service that either originates or terminates outside of the United States, or an IP&E-service installed or wholly delivered outside the United States.

AT&T Consumer
Bundled Services - includes any customer with a local relationship as a starting point, and all other AT&T subscription-based voice products provided to that customer.

Standalone  LD,  Transactional  & Other  Services - includes any  customer  with
solely   a  long   distance   relationship,   non-voice   products,   or  a  non
subscription-based relationship.

Local Customers - residential customers who subscribe to AT&T local service.

Other Definitions and Notes

Foreign currency fluctuations - represents mark-to-market adjustments, net of cash collateral collected, that increased the debt balance by approximately $0.1 billion at September 30, 2005, from December 31, 2004, on non-U.S. denominated debt of approximately $0.6 billion. AT&T has entered into foreign exchange hedges that substantially offset the fluctuations in the debt balance. The offsetting mark-to-market adjustments of the hedges are included in "other current assets" and "other assets" on the balance sheet.

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
                                    AT&T Corp. Consolidated Statements of Operations (Unaudited)
                                          Dollars in millions (except per share amounts)

                                                          For the Three Months Ended                    For the Nine Months Ended
                                                                 September 30,                                 September 30,
                                                         2005                   2004                   2005                  2004
      REVENUE
      AT&T Business                                   $ 5,109                $ 5,645               $ 15,583              $ 17,128
      AT&T Consumer                                     1,499                  1,980                  4,777                 6,098
      Corporate and Other                                  12                     13                     35                    38
                                                      --------               --------              ---------             ---------
      Total Revenue                                     6,620                  7,638                 20,395                23,264

      OPERATING EXPENSES
      Access and other connection                       2,317                  2,411                  7,111                 7,530
      Costs of services and products                    1,498                  1,783                  4,686                 5,406
      Selling, general and administrative               1,228                  1,653                  3,830                 5,160
      Depreciation and amortization                       623                    647                  1,889                 3,128
      Asset impairment and net restructuring
        and other charges                                  (1)                12,469                     35                12,736
                                                      --------               --------              ---------             ---------
      Total operating expenses                          5,665                 18,963                 17,551                33,960

      Operating income (loss)                             955                (11,325)                 2,844               (10,696)
      Other income (expense), net                          10                    (34)                  (113)                 (172)
      Interest (expense)                                 (166)                  (192)                  (538)                 (611)
                                                      --------               --------              ---------             ---------

      Income (loss) before income taxes,
      minority interest (loss) income and net
      earnings related to equity investments              799                (11,551)                 2,193               (11,479)

      (Provision) benefit for income taxes               (279)                 4,402                   (845)                4,741
      Minority interest (loss) income                      (1)                     -                     (1)                    1
      Net earnings related to equity investments            1                      2                      9                     2
                                                      --------               --------              ---------             ---------
      Net income (loss)                               $   520                $(7,147)              $  1,356              $ (6,735)
                                                      ========               ========              =========             =========

      Weighted-average common shares (millions)           803                    795                    801                   794

      Weighted-average common and potential
        common shares (millions)                          812                    795                    809                   794

      Earnings (loss) per basic share                 $  0.65                $ (8.99)              $   1.69              $  (8.48)

      Earnings (loss) per diluted share               $  0.64                $ (8.99)              $   1.68              $  (8.48)

      Dividends declared per share                    $  0.2375              $  0.2375             $   0.7125            $   0.7125

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
                                      AT&T Corp. Consolidated Statements of Operations (unaudited)
                                             Dollars in millions (except per share amounts)

                                                        3Q05       2Q05      1Q05      4Q04      3Q04      2Q04       1Q04      2004
REVENUE
AT&T Business                                       $ 5,109    $ 5,155   $ 5,319   $ 5,454   $ 5,645   $ 5,611    $ 5,872   $22,582
AT&T Consumer                                         1,499      1,593     1,685     1,806     1,980     2,011      2,107     7,904
Corporate and Other                                      12         12        11        13        13        14         11        51
Total revenue                                         6,620      6,760     7,015     7,273     7,638     7,636      7,990    30,537

OPERATING EXPENSES
Access and other connection                           2,317      2,390     2,404     2,924     2,411     2,481      2,638    10,454
Costs of services and products                        1,498      1,560     1,628     1,668     1,783     1,759      1,864     7,074
Selling, general and administrative                   1,228      1,325     1,277     1,397     1,653     1,763      1,744     6,557
Depreciation and amortization                           623        630       636       640       647     1,231      1,250     3,768
Asset impairment and net restructuring
  and other charges                                      (1)        36         -        36    12,469        54        213    12,772
Total operating expenses                              5,665      5,941     5,945     6,665    18,963     7,288      7,709    40,625

Operating income (loss)                                 955        819     1,070       608   (11,325)      348        281   (10,088)

Other income (expense), net                              10       (153)       30        28       (34)       36       (174)     (144)
Interest (expense)                                     (166)      (169)     (203)     (192)     (192)     (191)      (228)     (803)
Income (loss) before income taxes,
  minority interest (loss) income and net
  earnings (losses) related to equity investments       799        497       897       444   (11,551)      193       (121)  (11,035)

(Provision) benefit for income taxes                   (279)      (198)     (368)     (181)    4,402       (87)       426     4,560
Minority interest (loss) income                          (1)         -         -         -         -         1          -         1
Net earnings (losses) related to equity investments       1          8         -         3         2         1         (1)        5
Net income (loss)                                   $   520    $   307   $   529   $   266   $(7,147)  $   108    $   304   $(6,469)

Weighted-average common shares (millions)               803        801       800       797       795       794        793       795
Weighted-average common shares and potential
  common shares (millions)                              812        809       806       803       795       797        796       795

Earnings (loss) per basic share                     $  0.65    $  0.38   $  0.66   $  0.33   $ (8.99)  $  0.14    $  0.38   $ (8.14)

Earnings (loss) per diluted share                   $  0.64    $  0.38   $  0.66   $  0.33   $ (8.99)  $  0.14    $  0.38   $ (8.14)

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
                                      AT&T Corp. Historical Segment Data (Unaudited)
                                                     Dollars in millions

                                                       3Q05       2Q05      1Q05      4Q04      3Q04      2Q04       1Q04      2004
AT&T Business
LD Voice                                          $ 2,063    $ 2,080   $ 2,168   $ 2,163   $ 2,364   $ 2,386    $ 2,613   $ 9,526
Local Voice                                           313        364       371       490       390       404        389     1,673
Total Voice                                         2,376      2,444     2,539     2,653     2,754     2,790      3,002    11,199

Data Services                                       1,505      1,518     1,585     1,595     1,693     1,690      1,715     6,693
IP&E-Services                                         630        619       589       625       587       565        553     2,330
Total Data and IP&E-Services                        2,135      2,137     2,174     2,220     2,280     2,255      2,268     9,023

Outsourcing, Professional Services & Other            598        574       606       581       611       566        602     2,360

Total revenue                                       5,109      5,155     5,319     5,454     5,645     5,611      5,872    22,582
Operating income (loss) (1) (5)                       513        528       588       781   (11,095)      152         83   (10,079)
Operating margin                                    10.0%      10.2%     11.0%     14.3%   (196.5%)     2.7%       1.4%    (44.6%)
Capital expenditures                                  344        387       332       377       391       463        470     1,701
Depreciation & amortization (5)                       596        596       601       607       610     1,176      1,192     3,585

Total Data and IP&E-Services - % managed              32%        32%       32%       33%       32%       32%        32%       32%
Total Data and IP&E-Services - % international        15%        16%       16%       16%       15%       15%        15%       15%
LD volume growth - yr/yr                              10%         1%       (3%)      (2%)      (2%)       0%         2%        0%
LD volume % wholesale                                 63%        59%       57%       57%       56%       54%        54%       55%

AT&T Consumer
Standalone LD, Transactional and Other Services   $   924    $   974   $ 1,025   $ 1,116   $ 1,256   $ 1,327    $ 1,462   $ 5,161
Bundled Services                                      575        619       660       690       724       684        645     2,743
Total revenue                                       1,499      1,593     1,685     1,806     1,980     2,011      2,107     7,904
Operating income (loss) (2) (5) (6)                   541        489       575       (60)      281       240        371       832
Operating margin                                    36.1%      30.7%     34.1%     (3.3%)    14.2%     11.9%      17.6%     10.5%
Capital expenditures                                    0          0         0         5         9        15         13        42
Depreciation & amortization (5)                         9         14        12        13        15        33         32        93

Local customers (in thousands)                      3,301      3,565     3,859     4,156     4,477     4,677      4,364     4,156

Corporate and Other
Revenue                                           $    12    $    12   $    11   $    13   $    13   $    14    $    11   $    51
Operating (loss) (3)                                  (99)      (198)      (93)     (113)     (511)      (44)      (173)     (841)
Capital expenditures                                    5          6         3        14         6         2          2        24
Depreciation & amortization                            18         20        23        20        22        22         26        90

Total AT&T
Revenue                                           $ 6,620    $ 6,760   $ 7,015   $ 7,273   $ 7,638   $ 7,636    $ 7,990   $30,537
Operating income (loss) (4) (6)                       955        819     1,070       608   (11,325)      348        281   (10,088)
Operating margin                                    14.4%      12.1%     15.3%      8.4%   (148.3%)     4.6%       3.5%    (33.0%)
Capital expenditures                                  349        393       335       396       406       480        485     1,767
Depreciation & amortization (5)                       623        630       636       640       647     1,231      1,250     3,768

(1) Includes asset impairment and net restructuring and other charges of $(18M) in 2Q05, $9M in 4Q04, $11,859M in 3Q04, $52M in 2Q04
    and $91M in 1Q04, totaling $12,011M in 2004.
(2) Includes asset impairment and net restructuring and other charges of $10M in 2Q05, $188M in 3Q04 and $1M in 1Q04, totaling $189M in 2004.
(3) Includes asset impairment and net restructuring and other charges of $(1M) in 3Q05, $44M in 2Q05, $27M in 4Q04, $422M in 3Q04,
    $2M in 2Q04 and $121M in 1Q04, totaling $572M in 2004.
(4) Includes asset impairment and net restructuring and other charges of $(1M) in 3Q05, $36M in 2Q05, $36M in 4Q04, $12,469M in
    3Q04, $54M in 2Q04 and $213M in 1Q04, totaling $12,772M in 2004.
(5) As a result of the third-quarter 2004 asset impairment charge, second-quarter 2005, first-quarter 2005, fourth-quarter 2004 and third-quarter 2004 depreciation and amortization expense decreased by $542 million, $533 million, $538 million and $527 million, respectively, for AT&T Business and $6 million, $7 million, $8 million and $10 million, respectively, for AT&T Consumer.  In addition, as a result of the transport service arrangement between AT&T Business and AT&T Consumer, network-related charges from
    AT&T Business (recorded as contra-expense) to AT&T Consumer were reduced by $29 million, $24 million, $30 million and $28 million in the second-quarter 2005, first-quarter 2005, fourth-quarter 2004 and third-quarter 2004, respectively, as a result of the lower depreciation and amortization expense recorded by AT&T Business.  This resulted in a reduction in AT&T Business'
    operating income and an increase in AT&T Consumer's operating income.
(6) Includes $553M prepaid card accrual in 4Q04.

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
                                     AT&T Corp. Consolidated Balance Sheets (Unaudited)
                                                    Dollars in Millions


                                                                           September 30,         December 31,
                                                                                2005                 2004
ASSETS
Cash and cash equivalents                                                    $  2,837             $  3,698
Accounts receivable, less allowances of $401 and $523                           2,994                3,195
Deferred income taxes                                                           1,016                1,111
Other current assets                                                              546                1,383
                                                                             --------             --------
     Total Current Assets                                                       7,393                9,387

Property, plant and equipment, net of accumulated
   depreciation of $2,791 and $1,588                                           10,845               11,509
Goodwill                                                                        4,753                4,888
Other purchased intangible assets, net of accumulated
  amortization of $438 and $428                                                   290                  375
Prepaid pension costs                                                           4,149                3,991
Other assets                                                                    2,278                2,654
                                                                             --------             --------
TOTAL ASSETS                                                                 $ 29,708             $ 32,804
                                                                             ========             ========

LIABILITIES
Accounts payable and accrued expenses                                        $  2,361             $  2,716
Compensation and benefit-related liabilities                                    1,684                2,193
Debt maturing within one year                                                     522                1,886
Other current liabilities                                                       2,456                2,293
                                                                             --------             --------
     Total Current Liabilities                                                  7,023                9,088

Long-term debt                                                                  7,160                8,779
Long-term compensation and benefit-related liabilities                          3,240                3,322
Deferred income taxes                                                           1,667                1,356
Other long-term liabilities and deferred credits                                2,743                3,240
                                                                             --------             --------
   Total Liabilities                                                           21,833               25,785
                                                                             --------             --------

SHAREOWNERS' EQUITY
Common Stock, $1 par value, authorized 2,500,000,000 shares;
  issued and outstanding 803,013,312 shares (net of 171,983,367 treasury shares) at September 30, 2005 and 798,570,623 shares
  (net of 171,983,367 treasury shares) at December 31, 2004                       803                  799
Additional paid-in capital                                                     26,787               27,170
Accumulated deficit                                                           (19,824)             (21,180)
Accumulated other comprehensive income                                            109                  230
                                                                             --------             --------
     Total Shareowners' Equity                                                  7,875                7,019
                                                                             --------             --------
TOTAL LIABILITIES & SHAREOWNERS' EQUITY                                      $ 29,708             $ 32,804
                                                                             ========             ========

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
                                 AT&T Corp. Consolidated Statements of Cash Flows (Unaudited)
                                                    Dollars in Millions

                                                                                         For the Nine Months Ended
                                                                                               September 30,

                                                                                             2005          2004
Operating Activities
Net income                                                                                $ 1,356      $ (6,735)
Adjustments to reconcile net income to net cash provided by
operating activities:
   Asset impairment and net restructuring and other charges                                    21        12,662
   Net (gains) on sales of assets                                                              (6)          (16)
   Loss on early extinguishment of debt                                                       206           301
   Depreciation and amortization                                                            1,889         3,128
   Provision for uncollectible receivables                                                    122           371
   Deferred income taxes                                                                      478        (4,469)
   Decrease in receivables                                                                     90           178
   Decrease in accounts payable and accrued expenses                                         (387)         (488)
   Net change in other operating assets and liabilities                                    (1,012)         (839)
   Other adjustments, net                                                                     (29)          (82)
                                                                                          ----------------------
Net Cash Provided by Operating Activities                                                   2,728         4,011
                                                                                          ----------------------

Investing Activities
Capital expenditures and other additions                                                   (1,072)       (1,459)
Proceeds from sale or disposal of property, plant and equipment                               150            58
Investment distributions and sales                                                             14            37
Net dispositions of businesses                                                                 82             8
Decrease in restricted cash                                                                   546             7
Other investing activities, net                                                                27             9
                                                                                          ---------------------
Net Cash Used in Investing Activities                                                        (253)       (1,340)
                                                                                          ---------------------

Financing Activities
Retirement of long-term debt, including redemption premiums                                (2,723)       (3,711)
Decrease in short-term borrowings, net                                                       (316)         (511)
Issuance of AT&T common shares                                                                 68            45
Dividends paid on common stock                                                               (570)         (565)
Other financing activities, net                                                               205           345
                                                                                          ----------------------
Net Cash Used in Financing Activities                                                      (3,336)       (4,397)
                                                                                          ----------------------

Net decrease in cash and cash equivalents                                                    (861)       (1,726)
Cash and cash equivalents at beginning of year                                              3,698         4,353
                                                                                          ----------------------
Cash and Cash Equivalents at End of Period                                                $ 2,837         2,627
                                                                                          ----------------------

------------------------------------------------------------------------------------------------------------------------------------

Reconciliation of Non-GAAP Measures


AT&T is  providing  information  on net debt and adjusted  operating  income and related margins because these measures are commonly used by the investment community for evaluation purposes. They should be considered in addition to, but not in lieu of, other measures of liquidity, profitability and cash flows reported in accordance with generally accepted accounting principles. Additionally, they may not be comparable to similarly captioned measures reported by other companies.


Net Debt
--------------------------------------------------------------------------------
Net debt is defined as total debt, less cash and net foreign debt fluctuations:

(dollars in billions)                                 September 30, 2005*

Total debt                                                          $7.7
Less: Cash                                                           2.8
     Foreign debt fluctuations                                       0.1
                                                      ------------------
Net debt                                                            $4.7
                                                      ==================

* Numbers may not add due to rounding
--------------------------------------------------------------------------------

Operating Income
------------------------------------------------------------------------------------------------------------------------------------
(dollars in millions)                                     For the three months ended September 30, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                         AT&T Business         AT&T Consumer       Corp. and Other         Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Reported operating (loss) income
  and margin                         $ (11,095)   (196.5)%     $ 281   14.2%        $ (511)   NMF       $(11,325)   (148.3)%
------------------------------------------------------------------------------------------------------------------------------------

Add:
Asset impairment and
net restructuring and other
  charges                               11,859                   188                   422                12,469
                                        ------                   ---                   ---                ------

Adjusted operating income (loss)     $     764      13.5 %     $ 469   23.7%        $  (89)    NMF       $  1,144      15.0 %
------------------------------------------------------------------------------------------------------------------------------------

NOTE TO FINANCIAL MEDIA: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 8:15 a.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-428-4479 to access the call. Callers outside the U.S. should dial + 1-612-332-0630.

In addition, Internet rebroadcasts of the call will be available on the AT&T Web site beginning later today. The Web site address is www.att.com/ir. An audio rebroadcast of the conference call will also be available beginning at 12:30 PM on Friday, October 21 through 12:00 AM on Friday, October 28. To access the audio rebroadcast, U.S. callers can dial 800-475-6701, access code 763294. Callers outside the U.S. should dial + 1-320-365-3844, access code 763294.

The foregoing contains "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, continued capacity oversupply, regulatory uncertainty and the effects of technological substitution, among other risks. For a more detailed description of the factors that could cause such a difference, please see AT&T's10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

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